Exhibit 99.1

MILLENIUM
CHEMICALS
--------------------------------------------------------------------------------
NEWS RELEASE


Contact:  Mickey Foster
          Vice President
          Corporate and Investor Relations
          (732) 933-5140
                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

           MILLENNIUM CHEMICALS ANNOUNCES MANAGEMENT CHANGES, UPDATED GUIDANCE, SUSPENSION OF DIVIDEND AND ACTIONS TO REDUCE COSTS
          ------------------------------------------------------------

                     -- WORLEY H. CLARK, JR. NAMED CHAIRMAN;
      LEE NAMED PRESIDENT AND CHIEF EXECUTIVE OFFICER, REPLACING LANDUYT --

     -- 2Q03 NET LOSS EXPECTED TO BE IN RANGE OF $0.25 TO $0.30 PER SHARE --

                -- STAFF REDUCTIONS EXPECTED TO RESULT IN SAVINGS
                        OF ABOUT $20 MILLION PER YEAR --

                  -- HEADQUARTERS TO BE RELOCATED TO COMPANY'S
                 HUNT VALLEY, MARYLAND ADMINISTRATIVE OFFICES --


Red Bank, New Jersey, July 21, 2003 -- Millennium Chemicals (NYSE-MCH) ("Millennium") announced today that Robert E. Lee has been named President and Chief Executive Officer, and Worley H. ("H") Clark, Jr., the Company's Lead Director, has been named Chairman of the Board. The Board has accepted the resignation of William M. Landuyt as Chairman and Chief Executive Officer and thanks him for his years of dedicated leadership of the Company.

Mr. Lee, who has served as Executive Vice President and a member of the Board of Directors, will lead the implementation of a program designed to improve the Company's cost structure and enhance the Company's ability to achieve its strategic priorities.

Mr. Clark said: "Bob Lee will be an outstanding leader for Millennium as we move forward to strengthen the Company's performance."

Mr. Lee said: "Millennium is a company with efficient plants and market-leading positions. Given the volatile industry in which we operate, our company must reduce expenses and strengthen its balance sheet. The actions we are announcing today will make Millennium a stronger and more profitable company."


UPDATED GUIDANCE
----------------

The Company now expects to report a second-quarter net loss in the range of $0.25 to $0.30 per share.

The reduced guidance reflects lower-than-anticipated sales volume and competitive price pressures in Millennium's titanium dioxide business. TiO2 sales volume is now expected to be equal to the first quarter of 2003 and 15 percent less than second-quarter 2002. The lack of a coating season in most of North America due to significant rainfall in many areas, as well as stalled economic growth in most regions of the world, have contributed to the lower sales volume. In local currencies, average second quarter prices increased 7 percent from the second quarter of 2002 and were comparable to the first quarter of 2003. Operating results in TiO2 are expected to decline in the third quarter of 2003, predominately due to Millennium reducing production to control finished goods inventory.

The Company's acetyls segment was negatively affected by the previously announced extended acetic acid plant shutdown during the second quarter of 2003. Aggregate sales volume for VAM and acetic acid in the second quarter of 2003 decreased 13 percent from the second quarter of 2002 and decreased 10 percent from the first quarter of 2003.

Compared to the first quarter of 2003, Equistar's margins improved across most product lines, while sales volume were weak. Millennium does not expect to receive any cash distributions from Equistar for the remainder of this year.

Millennium expects to report its second-quarter financial results in August.


COST REDUCTIONS
---------------

Millennium is implementing a cost reduction program that will result in the departure of approximately 175 employees worldwide. The Company expects to realize approximately $20 million of annual operating expense savings from this program. The majority of the cost reduction is expected to be completed by the fourth quarter of 2003. The Company expects to record charges over the next several quarters totaling approximately $20 to $25 million.

The Company's offices in Red Bank, New Jersey will close and its executive headquarters will be relocated to Hunt Valley, Maryland, where the company has existing administrative offices, effective September 1, 2003.


DEBT, LIQUIDITY AND CAPITAL SPENDING; DISCONTINUATION OF COMMON STOCK DIVIDEND
------------------------------------------------------------------------------

Net debt (total debt less cash) at June 30, 2003 totaled $1.196 billion. At June 30, 2003, Millennium's $175 million revolving credit facility was drawn down by $15 million and the Company had a cash position of $155 million. Net interest expense was $23 million in the second quarter of 2003.

Year-to-date capital spending was $19 million. Depreciation and amortization was $55 million for Millennium's majority owned businesses in the first six months of 2003. Full year capital spending is expected to approximate $50 million in 2003, while depreciation and amortization should total about $110 million.

"The Board and management have determined that, in order to be financially prudent and preserve cash at this challenging time, it is in the Company's best interest to suspend payment of dividends on its common stock at the current time," said H Clark.


ABOUT NEW CEO AND CHAIRMAN
--------------------------

Bob Lee has served as Executive Vice President of the Company since March 2001. He was President and Chief Executive Officer of Millennium Inorganic Chemicals Inc., a subsidiary of the Company, from June 1997 until March 2001. He served as President and Chief Operating Officer of the Company from October 1996, when the Company was spun-off from Hanson PLC, until June 1997. He has served as a Director of the Company since the spin-off and will continue to serve as a Director. Mr. Lee was a Director and the Senior Vice President and Chief Operating Officer of Hanson Industries Inc. from June 1995 until the spin-off.

H Clark has served as a Director of the Company since 1996 and has been its Lead Director since 2002. He was President and Chief Executive Officer of Nalco Chemical Company from 1982 until his retirement in 1994 and Chairman of Nalco Chemical Company from 1984 until such retirement. Mr. Clark serves on the Board of Directors of Merrill Lynch & Co., Inc., Georgia Pacific Corporation, Merchants Exchange and Exchange Cubed. He is a Trustee of The Rush Presbyterian-St. Luke's Medical Center and the Field Museum of Natural History.


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
ABOUT MILLENNIUM
----------------

Millennium Chemicals (website: www.millenniumchem.com) is a major international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals. Effective September 1, 2003, Millennium's corporate headquarters will be located at 20 Wight Avenue, Suite 100, Hunt Valley, Maryland 21030; telephone number, 410-229-4400.

Millennium Chemicals is:

o The second-largest producer of TiO2 in the world, the largest merchant seller of titanium tetrachloride and a major producer of zirconia, silica gel and cadmium/based pigments;

o The second-largest producer of acetic acid and vinyl acetate monomer in North America;

o    A leading producer of terpene-based fragrance and flavor chemicals; and,

o Through its 29.5% interest in Equistar Chemicals, LP, a partner in the second-largest producer of ethylene and third-largest producer of polyethylene in North America, and a leading producer of performance polymers, oxygenated chemicals, aromatics and specialty petrochemicals.

The statements in this press release that are not historical facts are, or may be deemed to be, "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by the use of forward-looking terminology such as "prospects," "outlook," "believes," "estimates," "intends," "may," "will," "should," "anticipates," "expects" or "plans," or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties. In addition, from time to time, Millennium or its representatives have made or may make forward-looking statements in filings that Millennium makes with the Securities and Exchange Commission, in press releases or in written or oral statements made by or with the approval of one of its authorized executive officers. These forward-looking statements are only present expectations reflecting current assumptions about future events. Actual events or results may differ materially. Factors that could cause such a difference include: the cyclicality and volatility of the segments of the chemical industry in which Millennium and Equistar Chemicals, LP ("Equistar") operate, particularly fluctuations in the demand for ethylene, its derivatives and acetyls and the sensitivity of these industry segments to capacity additions; weather conditions in markets in which Millennium operates; general economic conditions in the geographic regions where Millennium and Equistar generate sales, and the impact of government regulation and other external factors, in particular the events in the Middle East; the ability of Equistar to distribute cash to its partners and uncertainties arising from Millennium's minority interest in Equistar, and Millennium's contractual commitments regarding possible future capital contributions to Equistar; changes in the cost of energy and raw materials, particularly natural gas and ethylene, and Millennium's and Equistar's ability to pass on cost increases to their respective customers; the ability of raw material suppliers to fulfill their commitments; the ability of Millennium and Equistar to achieve their productivity improvement, cost reduction and working capital targets, and the occurrence of operating problems at manufacturing facilities of Millennium or Equistar; risks of doing business outside the United States, including currency fluctuations; the cost of compliance with the extensive environmental regulations affecting the chemical industry and exposure to liabilities for environmental remediation and other environmental matters relating to Millennium's or Equistar's current and former operations; pricing and other competitive pressures; legal proceedings relating to present and former operations (including proceedings based on alleged exposure to lead-based paints and lead pigments, asbestos and other materials), ongoing and future tax audits and other claims; and Millennium's and Equistar's substantial indebtedness, and the impact of such indebtedness on their respective cash flows, business operations and ability to obtain additional financing. A further description of these risks, uncertainties and other matters can be found in Exhibit 99.1 to Millennium's Quarterly Report on Form 10-Q for the period ended March 31, 2003. Millennium disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.


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